UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

PREMCOR INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-16827

Delaware	43-1851087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut	06870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 698-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2005, the Premcor Inc. Senior Executive Retirement Plan (the “Plan”) was amended. The amendment provides that if the closing date of the planned merger between Valero Energy Corporation and Premcor occurs at any time prior to March 31, 2006, the age and years of service for each Participant of the Plan who is employed by Premcor as of May 17, 2005 and who remains employed by Premcor through immediately prior to the closing of the planned merger (or whose employment with Premcor is terminated under certain circumstances, as defined in the Plan, at any time between May 17, 2005 and the Closing) shall be determined as if the Participant’s employment was terminated by Premcor without cause on March 31, 2006, provided that for purposes of determining the actuarial equivalence of benefits under the Plan, a participant’s actual age at the time of termination of employment shall be used in order to make such determination. A copy of the amendment is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Amendment to the Premcor Inc. Senior Executive Retirement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premcor Inc.
(Registrant)

Date: June 2, 2005	/s/ Dennis R. Eichholz
Dennis R. Eichholz
Senior Vice President and Controller

Exhibit Index

Exhibit No.	Description
99.1	Amendment to the Premcor Inc. Senior Executive Retirement Plan